UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2023
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando,	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2023, Marriott Vacations Worldwide Corporation (the “Company”) announced that Jason P. Marino has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective September 30, 2023. He will report to John E. Geller, President & Chief Executive Officer of the Company. As previously announced, Mr. Terry will retire from the Company as Executive Vice President and Chief Financial Officer of Marriott Vacations, and his retirement will be effective on September 29, 2023.
Mr. Marino, 47, has served as Senior Vice President, Strategy, FP&A and Operational Finance - Vacation Ownership for the Company since December 2021. He served as the Company’s Senior Vice President of Strategy and FP&A from June 2019 to December 2021 and Vice President - Corporate Finance from May 2014 to June 2019. Prior to joining the Company in 2014, Mr. Marino worked at Cantor Commercial Real Estate, L.P. from 2013 to 2014 as Managing Director, Head of Business Development and Corporate Finance. From 2003 to 2013, Mr. Marino worked in the investment banking divisions of Cantor Fitzgerald, Credit Suisse Securities (USA) LLC and Bear, Stearns & Co. Inc., holding positions of increasing responsibility. Mr. Marino earned a Master of Business Administration from the Johnson Graduate School of Management at Cornell University.
There are no arrangements or understandings between Mr. Marino and any other persons pursuant to which Mr. Marino was selected as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Marino and any director or executive officer of the Company, and Mr. Marino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.
In connection with Mr. Marino’s appointment, effective September 30, 2023, he will receive an annual base salary of $475,000, and will be eligible to participate in the Company’s bonus program with annual targeted bonus of 100% of his annual base salary. Mr. Marino will receive a grant of restricted stock units equal to $250,000 on November 15, 2023, which will vest on the third anniversary of the date of grant. In 2024, he will be eligible to receive an equity grant of $1 million, to be allocated among restricted stock units, performance-based restricted stock units and stock appreciation rights as determined by the Compensation Policy Committee of the Company’s Board of Directors. Mr. Marino also will be eligible to participate in the Company’s standard benefits programs.
A copy of the press release announcing these changes is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: July 25, 2023	By:	/s/ Anthony E. Terry
	Name:	Anthony E. Terry
	Title:	Executive Vice President and Chief Financial Officer
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